                                                                EXHIBIT 1.1


                                                               MBP Draft 11/3/97



                                  $100,000,000

                             SCOTSMAN GROUP INC.

                     __% SENIOR SUBORDINATED NOTES DUE 2007

                        UNCONDITIONALLY GUARANTEED BY

                           SCOTSMAN INDUSTRIES, INC.

                                    FORM OF

                             UNDERWRITING AGREEMENT








________, 1997

                                                                    ______, 1997



Morgan Stanley & Co. Incorporated
First Chicago Capital Markets, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     Scotsman Industries, Inc., a Delaware corporation (the "GUARANTOR"), and Scotsman Group Inc., a Delaware corporation (the "ISSUER"), propose to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") $100,000,000 aggregate principal amount of the Issuer's __% Senior Subordinated Notes Due 2007 (the "NOTES") unconditionally guaranteed by the Guarantor (the "GUARANTY") to be issued pursuant to the provisions of an Indenture dated as of _____, 1997 (the "INDENTURE") among the Issuer, the Guarantor and Harris Trust and Savings Bank, as Trustee (the "TRUSTEE"). The Notes and the Guaranty are collectively referred to as the "SECURITIES."

     The Issuer and the Guarantor have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including two prospectuses (one of which relates to the Securities and the other of which relates to shares of common stock, par value $.10 per share, of the Guarantor (the "Common Stock") to be offered and sold by certain stockholders of the Guarantor named therein). The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any documents incorporated by reference therein as of the date of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Securities, and any documents incorporated by reference therein as of the date of this Agreement, is hereinafter referred to as the "PROSPECTUS." If the Issuer and the Guarantor have filed an abbreviated registration statement to register additional Notes, including the related Guaranty, pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. The Issuer and the Guarantor represent and warrant to and agree with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.



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


           (b) (i) Each document, if any filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Guarantor in writing by such Underwriter through you expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.

           (c) The consolidated financial statements included in the Registration Statement present fairly in all material respects the financial position of the Guarantor and its subsidiaries as of the dates indicated and the consolidated results of the operations and cash flows of the Guarantor and its subsidiaries for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly in all material respects the information stated therein. The selected financial data included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information, if any, included in the Registration Statement present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Guarantor and the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

           (d) Each of the Guarantor and the Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on (i) the Guarantor and its subsidiaries (as defined in Rule 1-02(x) of the Commission's Regulation S-X), taken as a whole (a "Material Adverse Effect").

           (e) Each subsidiary of the Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Issuer (other than directors' qualifying shares and shares held by other persons to the extent such shares are required by applicable law to be held by a person other than the Issuer), free and clear of all liens, encumbrances, equities or claims.

           (f) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

           (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and the Guarantor and is a valid and binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

           (h) (i) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity; and (ii) the Guaranties have been duly authorized and, will be, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity.

           (i) The execution and delivery by the Issuer and the Guarantor of, and the performance by the Issuer and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Notes and the Guaranties will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or the Guarantor or any agreement or other instrument binding upon the Issuer or the Guarantor or any of their respective subsidiaries that is material to the Issuer or the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or the Guarantor or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer or the Guarantor of their respective obligations under this Agreement, the Indenture, the Notes or the Guaranties, except such as may be required by any securities or Blue Sky laws other than the federal securities laws in connection with the offer and sale of the Securities.

           (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

           (k) There are no legal or governmental proceedings pending or, to the knowledge of the Issuer and the Guarantor, threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (l) Each preliminary prospectus related to the Securities filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

           (m) Neither the Issuer nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (n) The Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
      (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (o)  The Issuer and the Guarantor have complied with all provisions of
      Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

      2. Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the several Underwriters, the Guarantor agrees to guarantee, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer the respective principal amounts of the Notes set forth in Schedule I hereto opposite its name at ___% of their principal amount plus accrued interest, if any, from ___, 199_ to the date of payment and delivery.

      3. Terms of Public Offering. The Issuer and the Guarantor are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Issuer and the Guarantor are further advised by you that the Securities are to be offered to the public initially at ___% of their principal amount (the "PUBLIC OFFERING PRICE") plus accrued interest, if any, from _____, 1997 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of ___% of their principal amount and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ___% of their principal amount, to any Underwriter or to certain other dealers.

      4. Payment and Delivery. Payment for the Securities shall be made to the Issuer in Federal or other funds immediately available in Chicago, Illinois at 9:00 a.m., Chicago, Illinois time, on _____, 199_, or at such other time on the same or such other date, not later than _____, 199_, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

     5. Conditions to the Underwriters' Obligations. The obligations of the Issuer and the Guarantor to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the condition that the Registration Statement shall have become effective not later than [____] (Chicago, Illinois time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

         (a) All the representations and warranties of the Issuer and the Guarantor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing, and the Issuer and the Guarantor each shall have complied in all material respects with all of the agreements and satisfied all of the conditions on its respective part to be performed or satisfied hereunder on or before the Closing Date.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Guarantor or the Issuer or any of the Guarantor's or the Issuer's securities or in the rating outlook for the Guarantor or the Issuer by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         (c) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed respectively by an executive officer of the Issuer and the Guarantor, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Issuer and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Issuer and the Guarantor have complied with all of the agreements and satisfied all of the conditions on the part of the Issuer and the Guarantor to be performed or satisfied hereunder on or before the Closing Date.

           Any officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

           (d) The Underwriters shall have received on the Closing Date an opinion of Sidley & Austin, special counsel to the Issuer and the Guarantor, dated the Closing Date, to the effect that:

                (i) each of the Issuer and the Guarantor is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (in rendering the foregoing opinion, Sidley & Austin may rely upon certificates of the Issuer and the Guarantor as to what jursidictions the Issuer and the Guarantor are required to be qualified in to the extent Sidley & Austin believes the reliance upon such certificate is reasonable);

                (ii) each significant subsidiary (as defined in Rule 1-02(w) of the Commission's Regulation S-X) (hereafter a "Subsidiary") of the Guarantor (other than the Issuer) is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (in rendering the foregoing opinion, Sidley & Austin may rely upon a certificate of the Guarantor as to what jursidictions the Subsidiaries are required to be qualified in to the extent Sidley & Austin believes the reliance upon such certificate is reasonable);

                (iii) this Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor;

                (iv) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Issuer and the Guarantor and, assuming it has been duly executed and delivered by the Trustee and is the valid and binding agreement of the Trustee, is a valid and binding agreement of each of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (v) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (vi) the Guaranties have been duly authorized and, will be, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (vii) the execution and delivery by each of the Issuer and the Guarantor of, and the performance by each of the Issuer and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Notes and the Guaranties will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or the Guarantor or, to such counsel's knowledge after reasonable inquiry, any agreement or other instrument binding upon the Guarantor or any of its subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole, or, to such counsel's knowledge after reasonable inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer or the Guarantor of their respective obligations under this Agreement, the Indenture, the Notes and the Guaranties, except such as may be required by any securities or Blue Sky laws other than the federal securities laws in connection with the offer and sale of the Securities;

                 (viii) the statements (A) in the Prospectus under the caption "Description of Credit Facility" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings by the Securities Act;

                 (ix) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Issuer, the Guarantor or any Subsidiary is a party or to which any of the properties of the Issuer, the Guarantor or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus (or required to be filed under the Exchange Act) if upon such filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (x) In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and participated in conferences with representatives of the Underwriters and officers and representatives of the Issuer and the Guarantor, including their counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as set forth in paragraph (viii) above, and such counsel has relied as to factual aspects of materiality, to the extent such counsel may reasonably do so in the discharge of such counsel's professional responsibility, upon the judgment of officers and representatives of the Issuer and the Guarantor, as a result of such consideration and participation, nothing has come to such counsel's attention which causes it to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules, as to which such counsel need not express a belief), at the time it became effective (but after giving effect to Rule 430A under the Securities Act, if applicable) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules, as to which such counsel need not express a belief), as of its date or the Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may (i) state that (A)
            its opinion is limited to the laws of the United States of America, the laws of the States of Illinois and New York and the General Corporation Law of the State of Delaware and (B) any opinion or statement that is expressed to be "to its knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with such counsel who have had an active involvement in the transactions contemplated hereby have no current conscious awareness of any facts or information contrary to such opinion or statement and (ii) rely as to matters of fact upon the representations contained in this Agreement and certificates of officers of the Issuer and the Guarantor and of public officials, provided that such counsel believes such reliance is reasonable.

            (e) The Underwriters shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(d)(iii), 5(d)(iv), 5(d)(v), 5(d)(vi) and 5(d)(x). In addition the opinion will provide that the statements in the Prospectus under the captions "Description of the Notes" and "Underwriters", in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

            With respect to Section 5(d)(x) above, Sidley & Austin may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to section 5(d)(x) above, Mayer, Brown & Platt may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

            The opinion of Sidley & Austin described in Section 5(d) above shall be rendered to the Underwriters at the request of the Issuer and the Guarantor and shall so state therein.

            (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP and Coopers & Lybrand LLP, each independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

      6. Covenants of the Issuer and the Guarantor. In further consideration of the agreements of the Underwriters herein contained, the Issuer and the Guarantor covenant with each Underwriter as follows:

          (a) To furnish you, without charge, 3 signed copies of the Registration Statement (including exhibits thereto and, upon your request, documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including, upon your request, documents incorporated therein by reference) and to furnish you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Guarantor) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To cooperate with you to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith neither the Issuer nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

           (e) To make generally available to the Guarantor's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuer or warrants to purchase or otherwise acquire debt securities of the Issuer substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated ("Morgan Stanley").

           (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuer's and the Guarantor's counsel and the Issuer's and the Guarantor's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus related to the Securities, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authentication and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., including without limitation any counsel fees incurred on behalf of or disbursements by Morgan Stanley in its capacity as "qualified independent underwriter",
      (v) any fees charged by the rating agencies for the rating of the Securities, (vi) any costs and expenses incident to listing the Securities on national securities exchanges and foreign stock exchanges,
      (vii) the cost of printing certificates representing the Notes, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Guarantor relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Guarantor, travel and lodging expenses of the representatives and officers of the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

           7. Indemnity and Contribution. (a) The Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus related to the Securities or the Prospectus (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Guarantor in writing by such Underwriter through you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Issuer or the Guarantor shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Issuer and the Guarantor with Section 6(a) hereof. The Issuer and the Guarantor jointly and severally also agree to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Securities, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's willful misconduct.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantor, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of either
      Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuer or the Guarantor in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus related to the Securities, the Prospectus or any amendments or supplements thereto.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to
      Section 7(a), and by the Guarantor, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

           (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Issuer and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

           (e) The Issuer and the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (f) The indemnity and contribution provisions contained in this
      Section 7 and the representations, warranties and other statements of the Issuer and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer or the Guarantor, its officers or directors or any person controlling the Issuer or the Guarantor and (iii) acceptance of and payment for any of the Notes.

      8. Termination. This Agreement shall be subject to termination by notice given by you to the Guarantor, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Issuer or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and
      (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

      9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

           If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuer or the Guarantor. In any such case either you or the Guarantor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

           If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer or the Guarantor shall be unable to perform their respective obligations under this Agreement, the Issuer and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                    Very truly yours,

                                    Scotsman Industries, Inc.


                                    By: _________________________
                                        Name:
                                        Title:


                                    Scotsman Group Inc.


                                    By: _________________________
                                        Name:
                                        Title:




Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
First Chicago Capital Markets, Inc.
Acting on behalf of itself and
      the several Underwriters named in
      Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By: ______________________________________
      Name:
      Title:

                                                                      SCHEDULE I



                                                     PRINCIPAL AMOUNT OF
                                                       SECURITIES TO BE
            UNDERWRITER                                  PURCHASED
--------------------------------------             -------------------------
Morgan Stanley & Co. Incorporated
First Chicago Capital Markets, Inc.



[NAMES OF OTHER UNDERWRITERS]...

                                                       -------------------
    Total: .....................                       $
                                                       ===================